EXHIBIT 24.1

                         ENHANCED SERVICES COMPANY, INC.
                            16000 BARKERS POINT LANE
                              HOUSTON TEXAS, 77079



EXHIBIT 24.1

May 11, 1998


Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

      RE: S.E.C. Registration Statement on Form S-8 of 125,000 Shares of Common Stock of Enhanced Services Company, Inc.; COMMISSION FILE NO. 9-24256

Dear Ladies and Gentlemen:

      I hereby consent to the inclusion of my opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, DC, pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc., a Colorado corporation, in connection with its offering of up to 125,000 shares of its common stock which may be issued pursuant to the Warrants granted under the Consulting and Warrant Compensation Agreements with Kennedy Miles & Associates, Ltd., and Richard Fisher, and otherwise, consultants to the Company, as more fully described in such Registration Statement.

      We further consent to the reference in such Registration Statement to my having given such opinion.

                                          Very truly yours,
                                          Enhanced Services Company, Inc.



                                          Justin Wilson
                                          Associate General Counsel